Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Triton PCS Holdings, Inc.:

In our opinion, the accompanying statements of operations and divisional equity and cash flows present fairly, in all material respects, the results of operations and cash flows of the TeleCorp Wireless, Inc. (“TeleCorp”), operations of its wireless business in the Basic Trading Areas of San Juan and Mayaguez-Aguadilla-Ponce in Puerto Rico and the U.S. Virgin Islands (“Puerto Rico Operations”) for the period from January 1 to February 14, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the Puerto Rico Operations; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As indicated in Note 1, the Puerto Rico Operations financial statements have been derived from the consolidated financial statements and accounting records of TeleCorp, and reflect certain assumptions and allocations. The Puerto Rico Operations rely on TeleCorp for network, selling, general, and administrative services. The results of operations and cash flows of the Puerto Rico Operations could differ from those that would have resulted had the Puerto Rico Operations operated autonomously or independently of TeleCorp. On February 15, 2002, TeleCorp became a wholly-owned subsidiary of AT&T Wireless Services, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

January 21, 2005

Puerto Rico Operations

Statement of Operations and Divisional Equity

($ in Thousands)	For the Period from January 1 to February 14, 2002

REVENUE
Services	$13,604
Equipment	964

Total revenue	14,568

OPERATING EXPENSES
Costs of services (excluding depreciation of $3,659, included below)	2,894
Costs of equipment sales	2,265
Selling, general and administrative	10,599
Depreciation and amortization	4,479

Total operating expenses	20,237

LOSS BEFORE INCOME TAXES	(5,669)
Provision for income taxes	209

NET LOSS	(5,878)
Divisional equity at January 1, 2002	239,706
Net advances from TeleCorp	4,916

NET DIVISIONAL EQUITY at February 14, 2002	$238,744

The accompanying notes are an integral part of these financial statements.

Puerto Rico Operations

Statement of Cash Flows

($ in Thousands)	For the Period from January 1 to February 14, 2002

OPERATING ACTIVITIES
Net loss	$(5,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,479
Deferred income taxes	209
Noncash recognition of deferred gain	(124)
Bad debt expense	759
Increase in accounts payable	270
Decrease in other accrued expenses	(255)
Decrease in other long-term liabilities	(478)
Net change in other operating assets and liabilities	(752)

NET CASH USED IN OPERATING ACTIVITIES	(1,770)

INVESTING ACTIVITIES
Capital expenditures	(3,139)

NET CASH USED IN INVESTING ACTIVITIES	(3,139)

FINANCING ACTIVITIES
Net advances from TeleCorp	4,916

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,916

NET INCREASE IN CASH	7
CASH AT January 1, 2002	1,205

CASH AT February 14, 2002	$1,212

The accompanying notes are an integral part of these financial statements.

Puerto Rico Operations

Notes to Financial Statements

($ in thousands)

1. Background and Basis of Presentation

Background

The accompanying financial statements include TeleCorp Wireless, Inc.’s (“TeleCorp”), operations of its wireless business in the Basic Trading Areas of San Juan and Mayaguez-Aguadilla-Ponce in Puerto Rico and the U.S. Virgin Islands (the “Puerto Rico Operations”).

During October 2001, TeleCorp PCS, Inc. (“TeleCorp PCS”), announced it had entered into a definitive Agreement and Plan of Merger (the “Merger”) with AT&T Wireless Services, Inc. (“AWS”), to sell the remaining 77 percent of TeleCorp PCS, not already held by AWS. On February 15, 2002, TeleCorp PCS merged into AWS, with AWS continuing as the surviving corporation. During the period from January 1 to February 14, 2002, TeleCorp, wholly-owned by TeleCorp PCS, provided wireless services to the Puerto Rico Operations.

On October 26, 2004, Cingular Wireless Corporation (“CWC”) acquired AWS. On December 1, 2004, Cingular Wireless, LLC (“Cingular”), AWS, and Triton PCS Holdings, Inc. (“Triton”), completed a transaction where Cingular received Triton’s network assets, customers, and rights to acquire its Federal Communications Commission (“FCC”) wireless licenses in Virginia and Triton received certain of AWS’ network assets, customers, and rights to acquire its FCC wireless licenses in North Carolina, Puerto Rico, and the U.S. Virgin Islands, including the assets of the Puerto Rico Operations, plus $175,000 in cash, from Cingular (see Note 8).

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect the revenues and expenses directly attributable to the Puerto Rico Operations, as well as all allocations deemed reasonable by management to present the results of operations and cash flows of the Puerto Rico Operations on a stand-alone basis (see Note 3). The allocation methodologies are described within the notes to the accompanying financial statements, where appropriate, and management considers the allocations to be reasonable. The results of operations and cash flows of the Puerto Rico Operations could differ from reported results had the Puerto Rico Operations operated autonomously or as an entity independent of TeleCorp.

The accompanying financial statements contain only the Statement of Operations and Divisional Equity and the Statement of Cash Flows for the period from January 1 to February 14, 2002. These financial statements represent the Puerto Rico Operations prior to the acquisition, by AWS, of the remaining 77 percent of TeleCorp PCS not already held by AWS, and are intended to be read in conjunction with the remaining portion of Puerto Rico Operations subsequent to the acquisition by AWS. As permitted by Regulation S-X, no balance sheet has been presented in the accompanying financial statements.

2. Summary of Significant Accounting Policies

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Assets under construction are not depreciated until placed into service. The cost of maintenance and repairs of property, plant, and equipment is charged to operating expense. Capitalized costs associated with site acquisition activities are charged to cost of services if and when a decision is made not to proceed with the development of a site. Depreciation is determined based upon the assets’ estimated useful lives and is generally calculated on a straight-line basis according to the following useful lives:

Computer equipment	3 –5 years
Wireless network equipment	3 –15 years
Other property, plant, and equipment	5 years

Leasehold improvements are amortized over the shorter of the respective lives of the leases or the useful lives of the improvements. When the Puerto Rico Operations sells, disposes of, or retires property, plant, and equipment, the related gains or losses are included in the operations results. Depreciation expense was $3,659 for the period from January 1 to February 14, 2002.

Puerto Rico Operations

Notes to Financial Statements

($ in thousands)

Valuation of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. For assets the Puerto Rico Operations intends to hold for use, if the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. For assets the Puerto Rico Operations intends to dispose of by sale, a loss is recognized if the amount that the estimated fair value, less costs to sell, is less than the carrying value of the assets. The Puerto Rico Operations periodically evaluates the useful lives of its wireless communications system and other equipment based on changes in technology and industry conditions. It is reasonably possible that these assets could become impaired as a result of technological or other industry changes. Effective January 1, 2002, the Puerto Rico Operations adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used and for measurement of long-lived assets to be disposed of by sale. The Puerto Rico Operations’ initial adoption of this statement did not have a material impact on the Puerto Rico Operations’ results of operations or cash flows.

Licensing Costs

Licensing costs are primarily incurred to acquire FCC licenses to provide wireless services. Effective with the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, licensing costs are not amortized. Instead, the Puerto Rico Operations tests licensing costs for impairment at least annually, as these licensing costs are deemed to be intangible assets that have indefinite lives. Although licenses are issued by the FCC with a stated term, generally 10 years, the renewal of licenses is a routine matter involving a nominal fee, and the Puerto Rico Operations has determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of its licenses. See Note 7 for further information regarding the adoption of this standard and the related licensing costs impairment tests.

Finite-lived Intangible Assets

Finite-lived intangible assets consisting of certain related party operating agreements with AWS and AWS’ former parent, AT&T Corp. (“AT&T”) (see Note 3), are amortized on a straight-line basis over the term of the related contract, ranging from three to twenty years. In accordance with the adoption of SFAS No. 142, the Puerto Rico Operations re-assessed the useful life of its related party operating agreements and determined that they continued to be appropriate (see Note 7).

Divisional Equity

The Puerto Rico Operations was dependent upon TeleCorp to fund its working capital needs for the period presented in the accompanying financial statements. Cash collections and expenditures related to the Puerto Rico Operations are performed by TeleCorp, and are deemed paid by TeleCorp, in cash, in the period in which such activity is recorded in these financial statements. TeleCorp does not charge the Puerto Rico Operations interest on the divisional equity balance. The Puerto Rico Operations is not a separate legal entity and has no historical capital structure; therefore, historical retained earnings have not been presented in these financial statements.

Revenue Recognition

Wireless services revenue consists primarily of monthly recurring charges, airtime and toll usage charges, roaming charges billed to the Puerto Rico Operations’ customers, as well as other wireless services providers. Wireless services revenue is recognized based upon minutes of use processed and contracted fees, net of credits and adjustments for service discounts. Amounts collected in advance of the service period are recorded as deferred revenue, and are recognized when earned.

Equipment revenue and the associated costs are recognized upon delivery of the equipment to the customer and when future obligations are no longer significant. The Puerto Rico Operations records costs of handsets in excess of revenues of handsets as a component of operating expense. In 2002, the Puerto Rico Operations adopted the provisions of Emerging Issues Task Force (“EITF”) Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” Under EITF Issue No. 01-9, cash incentives given to customers or resellers should be characterized as a reduction of revenue when recognized in the statement of operations, unless an identifiable benefit having a determinable fair value is received in exchange. The adoption of EITF Issue No. 01-9 did not have a material impact on the Puerto Rico Operations’ results of operations or cash flows.

Puerto Rico Operations

Notes to Financial Statements

($ in thousands)

Advertising and Promotional Costs

The Puerto Rico Operations expenses advertising and promotional costs as incurred. Advertising and promotional costs are included as a component of selling, general, and administrative expenses in the accompanying financial statements. Advertising and promotional expenses are $1,398 for the period from January 1 to February 14, 2002.

Income Taxes

The Puerto Rico Operations is not an income tax-paying entity for the period included in the accompanying financial statements. The provision for taxes included in the accompanying financial statements is intended to reflect the tax provision as if the Puerto Rico Operations was a stand-alone entity. TeleCorp files a consolidated U.S. federal income tax return that includes the Puerto Rico Operations; TeleCorp also files Puerto Rican income tax returns for the Puerto Rico Operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the period reported. Estimates are used when accounting for certain items, such as employee compensation programs, depreciation and amortization lives, and intangible assets, including fair value determinations. Estimates are based on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. Actual results may differ from those estimates under different assumptions or conditions.

Stock-Based Compensation Expense

SFAS No. 123, “Accounting for Stock-Based Compensation,” requires disclosure of the fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at grant date based on the fair value of the award and is recognized over the service period. TeleCorp has chosen, under provisions of SFAS No. 123, to continue to account for employee stock-based compensation under Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees.” Compensation expense for the period presented was immaterial, and therefore, all such disclosures have been omitted.

3. Transactions with Related Parties

Costs of services and selling, general, and administrative

Certain corporate expenses for network engineering and operations, which are a component of cost of services, and selling, general, and administrative services, have been allocated to the Puerto Rico Operations in the accompanying financial statements.

Network engineering and operations expenses are allocated based on the weighted average percentage of the number of the Puerto Rico Operations’ cell sites to total TeleCorp’s cell sites; selling expenses are allocated based on the weighted average percentage of gross subscriber additions for the Puerto Rico Operations to total TeleCorp gross subscriber additions; and general and administrative expenses are allocated based on the weighted average percentage of average subscribers of the Puerto Rico Operations to total TeleCorp average subscribers.

Expenses allocated to the Puerto Rico Operations during the period from January 1 to February 14, 2002, for costs of services and selling, general, and administrative shared services are as follows:

Costs of services	$65
Selling	1,521
General and administrative	3,673

Puerto Rico Operations

Notes to Financial Statements

($ in thousands)

Intangible assets – AWS and AT&T Agreements

TeleCorp has a number of operating agreements with AWS and AWS’ former parent, AT&T, as summarized below:

AT&T Exclusivity: TeleCorp is AT&T’s exclusive facilities-based provider of mobile wireless telecommunications services within the Puerto Rico Operations.

Network Membership License Agreement: The Network Membership License Agreement allows TeleCorp the use of the AWS logo and the right to refer to itself as a “Member of the AT&T Wireless Services Network” to market its wireless telecommunication services. Through the use of these rights, TeleCorp expects to participate in and benefit from AWS promotional and marketing efforts.

Intercarrier Roamer Services Agreement (“IRSA”): AWS and TeleCorp entered into a twenty-year reciprocal roaming agreement. This provided their customers, who own tri-mode phones, the ability to roam on the other’s mobile wireless systems at commercially reasonable rates, to the extent commercially and technologically feasible.

Long Distance Agreement: The long distance agreement provided that AT&T would be the exclusive provider for long distance services to the Puerto Rico Operations’ customers within the Puerto Rico Operations’ licensed area.

Amortization expense related to these agreements was $820 for the period from January 1 to February 14, 2002.

Stock compensation

Employees of TeleCorp participate in TeleCorp PCS’ stock option plan. As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation,” TeleCorp elected to follow the provisions of APB No. 25, “Accounting for Stock Issued to Employees,” and to adopt the disclosure-only provisions of SFAS No. 123. Stock compensation expense was allocated based on monthly percentages of the Puerto Rico Operations’ ending subscribers to total TeleCorp ending subscribers to reflect employees allocated to the Puerto Rico Operations and a portion of TeleCorp’s corporate employees. Compensation expense for the period presented was immaterial, and therefore, all such disclosures have been omitted.

4. Sale of Telecommunication Towers and Build-to-Suit Agreement

On September 15, 2000, TeleCorp entered into a purchase agreement to sell and transfer to SBA Communications Corporation (“SBA”) certain of its towers and related assets. During 2001, TeleCorp completed the sale and transfer of towers, of which 32 towers were located in the Puerto Rico Operations. The net book value of assets disposed for the Puerto Rico Operations was $10,849. Concurrent with the sale, TeleCorp entered into a master lease agreement with SBA for the continued use of the space used on the towers prior to each sale. TeleCorp recognized a deferred gain on the sale of $5,380 related to the Puerto Rico Operations’ assets, which is recognized in cost of services ratably over the five-year term of the related operating lease-back. The deferred gain recognized for the period from January 1 to February 14, 2002, was $124.

5. Commitments and Contingencies

Commitments

The Puerto Rico Operations has operating leases primarily related to network facilities, including cell sites and switch facilities, retail store locations, and administrative facilities. The terms of some of the leases include a reduction of rental payments and scheduled rent increases at specified intervals during the term of the leases. The Puerto Rico Operations recognizes rent expense on a straight-line basis over the life of the leases. Rent expense was approximately $758 for the period from January 1 to February 14, 2002.

Contingencies

The Puerto Rico Operations is a party to certain litigation and other proceedings in the ordinary course of business and also makes routine filings with the FCC and federal, state, and local tax and regulatory authorities. Management believes that the resolution of any such litigation, proceedings, or matters arising from such filings will not have a material adverse impact on the results of operations or cash flows of the Puerto Rico Operations.

Puerto Rico Operations

Notes to Financial Statements

($ in thousands)

6. Income Taxes

The Puerto Rico Operations is not a tax-paying entity for the period included in the accompanying financial statements. As discussed in Note 1, the information included below is calculated as if the Puerto Rico Operations was a separate taxable entity. The following table shows the principal reasons for the difference between the effective income tax rate and the U.S. federal statutory income tax rate for the Puerto Rico Operation’s loss:

For the Period From January 1 to February 14,
2002
U.S. federal statutory income tax rate	35%

Federal income tax provision at statutory rate	$—
State and local income tax provision, net of federal income tax effect	—
Foreign income tax benefit	(2,211)
Change in valuation allowance	2,420

Provision for income taxes	$209

Effective income tax rate	3.7%

PROVISION FOR INCOME TAXES
CURRENT
Federal	$—
State and local	—
Foreign	—
DEFERRED
Federal	—
State and local	—
Foreign	209

Provision for income taxes	$209

7. Adoption of SFAS No. 142

Effective January 1, 2002, the Puerto Rico Operations adopted SFAS No. 142, which established new standards related to how acquired goodwill and other intangible assets are to be recorded upon their acquisition, as well as how they are to be accounted for after they have been initially recognized in the financial statements. Effective with the adoption of this standard, the Puerto Rico Operations was required to reassess the useful lives of its other intangible assets, which consists of licensing costs and certain related-party operating agreements (see Note 3). As a result, the Puerto Rico Operations has determined that its licensing costs are deemed to be intangible assets that have indefinite lives. Prospectively, the Puerto Rico Operations will periodically evaluate its determination of an indefinite useful life with regard to licenses. Puerto Rico Operations also re-assessed the useful life of its other intangible assets consisting of related party operating agreements and determined that their useful lives continued to be appropriate. The related party operating agreements are amortized on a straight line basis over the term of the related contract ranging from three to twenty years. The amortization expense related to these agreements was $820 for the period from January 1 to February 14, 2002.

Upon adoption, SFAS No. 142 required a transitional impairment test using a fair value approach for licenses. The Puerto Rico Operations completed the transitional impairment test for licenses using primarily comparative market transaction data and determined that there was no impairment to be recorded. On a prospective basis, the Puerto Rico Operations is required to test indefinite-lived intangibles, licensing costs, for impairment on an annual basis. Additionally, licensing costs must be tested between annual tests if events or changes in circumstances indicate that the asset might be impaired.

Puerto Rico Operations

Notes to Financial Statements

($ in thousands)

8. Subsequent Events

Effective February 15, 2002, TeleCorp PCS sold the remaining 77 percent of TeleCorp not already held by AWS (including the Puerto Rico Operations) to AWS. On October 26, 2004, Cingular acquired AWS. On December 1, 2004, Cingular, AWS, and Triton completed a transaction where Cingular received Triton’s network assets, customers, and rights to acquire its FCC wireless licenses in Virginia and Triton received certain of AWS’ network assets, customers, and rights to acquire its FCC wireless licenses in North Carolina, Puerto Rico, and the U.S. Virgin Islands, including the assets of the Puerto Rico Operations, plus $175,000 in cash from Cingular (see Note 1).